                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           CDW Computer Centers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                                    NOTICE OF

                                 ANNUAL MEETING

                                 OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT


                                  May 18, 1999


                           CDW Computer Centers, Inc.
                           200 North Milwaukee Avenue
                          Vernon Hills, Illinois 60061




                           CDW COMPUTER CENTERS, INC.
                                 --------------

                           CDW COMPUTER CENTERS, INC.
                           200 North Milwaukee Avenue
                          Vernon Hills, Illinois 60061



                                 March 26, 1999




Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of CDW Computer Centers, Inc. (the "Company") scheduled for 6:00 p.m. on Tuesday, May 18, 1999, at the Company's headquarters, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     Members of the Board of Directors, management and I look forward to personally greeting those shareholders who are able to attend the Annual Meeting.

     Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. You may revoke your proxy by a later dated proxy or vote in person at the meeting, if you prefer. The Board of Directors and I thank you for your continued support and hope that you will attend the meeting.

Sincerely yours,


Michael P. Krasny
Chairman, Chief Executive Officer and
Secretary

                           CDW COMPUTER CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1999
                                ---------------

     The Annual Meeting of Shareholders of CDW Computer Centers, Inc. (the "Company") will be held at 6:00 p.m. on Tuesday, May 18, 1999 at the Company's headquarters, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 for the purpose of considering and voting on:

          1. The election of five directors. Management's nominees are named in the accompanying Proxy Statement.
          2. The ratification of the selection of PricewaterhouseCoopers LLP, independent accountants, as auditors for the Company for the year ending December 31, 1999.
          3. The approval and  ratification of the CDW Officer and Manager Plan.
          4. Such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed March 25, 1999 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting. Only holders of record of the Company's stock at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

     Even if you plan to attend the meeting, please be sure to sign, date and return the proxy in the enclosed envelope to:

                     American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005
                            Attention: Proxy Section



                                             Michael P. Krasny



                                             Chairman, Chief Executive Officer
                                             and Secretary
Vernon Hills, Illinois
March 26, 1999

                             YOUR VOTE IS IMPORTANT
YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                           CDW COMPUTER CENTERS, INC.
                           200 NORTH MILWAUKEE AVENUE
                          VERNON HILLS, ILLINOIS 60061



                                 PROXY STATEMENT

                          ANNUAL MEETING - MAY 18, 1999



INFORMATION REGARDING PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CDW Computer Centers, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders on Tuesday, May 18, 1999 and at any and all adjournments thereof.

     Solicitation of proxies by mail is expected to commence March 31, 1999 and the cost thereof will be borne by the Company. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and the Company will reimburse them for postage and clerical expense in doing so. The Company may retain at its expense a proxy solicitation firm to assist it in soliciting proxies.

     Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not-voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made in an otherwise properly executed proxy, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company, at the Company's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

     UNLESS OTHERWISE INDICATED, ALL INFORMATION PROVIDED HEREIN IS GIVEN AS OF THE DATE HEREOF.

VOTING SECURITIES

     The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. On March 25, 1998 (the "Record Date"), 21,540,991 shares of Common Stock were issued and outstanding. In addition, 50,000 shares are held in Treasury by the Company and are deemed issued but not outstanding.

     Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting. There are no cumulative voting rights.

     Assuming a quorum is present in person or by proxy, the affirmative vote of a majority of the votes represented is required for election of the directors and passage of each of the proposals presented at the meeting.

SHAREHOLDER PROPOSALS

     Any shareholder desirous of including any proposal in the Company's proxy soliciting material for the next regularly scheduled Annual Meeting of Shareholders (for the year ending December 31, 1999) must submit his or her proposal, in writing, directed to the Company's executive offices not later than November 25, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities Exchange Act of 1934, as amended, in order for such proposal to be included in the 2000 Proxy Statement.

SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at February 28, 1999, except where noted below, by: (i) each person or group that is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each of the Named Officers (as hereinafter defined); and (iv) all directors, director nominees and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective shareholders to the Company.


                                                                                                 COMMON STOCK
                                                                                        -----------------------------
                                                                                         AMOUNT AND
                                                                                         NATURE OF          PERCENT
                                                                                         BENEFICIAL        OF COMMON
NAME OF BENEFICIAL OWNER                                                                 OWNERSHIP           STOCK
------------------------                                                                 -----------       ---------
Michael  P. Krasny (1) (2)                                                                11,785,715           54.6%
Gregory C. Zeman (1) (3)                                                                   2,308,199           10.7%
AIM Management Group (4)                                                                   2,156,200           10.0%
Fidelity Management & Research (5)                                                         1,513,200            7.0%
Daniel B. Kass (6)                                                                           489,509            2.3%
Paul A. Kozak (7)                                                                              2,400               *
Harry J. Harczak, Jr. (8)                                                                      3,400               *
James R. Shanks (9)                                                                            3,450               *
Joseph Levy, Jr. (10)                                                                         32,400               *
Michelle L. Collins                                                                              500               *
All directors and executive officers as a group (11 persons) (11)                         11,829,365           54.9%

*        Less than 1%
(1) The address for Messrs. Krasny and Zeman is the executive office of the Company.
(2) Includes 2,964,396 shares remaining subject to the MPK Stock Option Plan (of which 2,797,708 shares are also included in the holdings of Messrs. Zeman and Kass above), 391,219 shares remaining subject to the MPK Restricted Stock Plan and 9,186 shares owned by Mr. Krasny's minor stepson. Mr. Krasny disclaims beneficial ownership with respect to the shares subject to the MPK Stock Option Plan and the MPK Restricted Stock Plan.
(3) Reflects 2,308,199 shares issuable pursuant to non-forfeitable options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. As of December 31, 1998 options for 736,575 shares are exercisable and the remaining options become exercisable at the rate of 471,488 on each December 31 thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. These shares are also reported as being beneficially owned by Mr. Krasny.
(4) The address of AIM Management Group is 1315 Peachtree Street NE, c/o INVESCO, Atlanta, GA 30309. The number of shares held was obtained from the holder's Schedule 13G filing with the Securities and Exchange Commission dated February 11, 1999.
(5) The address of Fidelity Management & Research is 82 Devonshire Street, Boston, MA 02109. The number of shares held was obtained from the holder's Schedule 13G filing with the Securities Exchange and Commission dated February 12, 1999.
(6) Reflects 489,509 shares issuable pursuant to options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. As of December 31, 1998 options for 156,135 shares are exercisable and the remaining options become exercisable at the rate of 100,013 on each December 31 thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. These shares are also reported as being beneficially owned by Mr. Krasny.
(7) Includes options to acquire 2,250 shares of Common Stock exercisable as of February 28, 1999, granted pursuant to the CDW Incentive Stock Option Plan.
(8) Includes options to acquire 2,650 shares of Common Stock exercisable as of February 28, 1999, granted pursuant to the CDW Incentive Stock Option Plan.
(9) Includes options to acquire 3,450 shares of Common Stock exercisable as of February 28, 1999, granted pursuant to the CDW Incentive Stock Option Plan.
(10) Includes options to acquire 9,900 shares of Common Stock exercisable as of February 28, 1999, granted pursuant to the CDW Director Stock Option Plan.
(11) For purposes of computing aggregate number of shares owned by directors and officers of the Company as a group, shares of Common Stock beneficially owned by more than one executive officer are counted only once. These figures also include 19,750 shares subject to presently exercisable options or options exercisable within 60 days from February 28, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1998, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

     The 1998 Annual Report of the Company which includes financial statements for the years ended December 31, 1998, 1997 and 1996 has been mailed with this Proxy Statement to shareholders of record on the Record Date. The Annual Report does not constitute a part of the proxy material. A copy of the Company's Report on Form 10-K for the year ended December 31, 1998, including the financial statements and the financial statement schedule, as filed with the Securities and Exchange Commission, is available to shareholders and may be obtained by writing to the Secretary at the Company's executive offices.

                                   PROPOSAL 1
ELECTION OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating activities. Members of the Board are kept informed of the Company's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and other officers.

     Five directors, all of whom are members of the present Board of Directors, are recommended for election at the Annual Meeting. All directors serve until the annual meeting next following their election and until their successors have been elected. There are no family relationships between or among any directors of the Company.

     All of the nominees have consented to serve if elected, and at the date of this Proxy Statement, the Company has no reason to believe that any of the named nominees will be unable to serve. Correspondence may be directed to nominees at the Company's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of all nominees.

     The information presented as to principal occupation and shares of stock beneficially owned as of February 28, 1999, is based in part on information received from the respective persons and in part from the records of the Company. All directors and executive officers as a group were the beneficial owners of 11,829,365 shares of Common Stock representing approximately 54.9% of the class.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

     Set forth below is certain information concerning the nominees for election to the Board of Directors of the Company.


                NAME                          AGE                        POSITION(S) WITH THE COMPANY
------------------------------------          ---     ------------------------------------------------------------
Michael P. Krasny...................          45      Chairman of the Board, Chief Executive Officer and Secretary
Gregory C. Zeman....................          40      President and Director
Daniel B. Kass......................          42      Vice President-Sales and Director
Joseph Levy, Jr.....................          72      Director
Michelle L. Collins.................          39      Director


     Michael P. Krasny is the founder of the Company and currently serves as Chairman of the Board, Chief Executive Officer and Secretary. Mr. Krasny has had similar positions and responsibilities with the Company since the Company's inception. Mr. Krasny served as the Company's President from its incorporation through December, 1990. Mr. Krasny's responsibilities with the Company include the overall supervision of its operations and focus on finance, human resources, operations and management information systems functions. Mr. Krasny is a 1975 graduate of the University of Illinois where he earned a Bachelor of Science degree in Finance.

     Gregory C. Zeman is President and a director of the Company. Mr. Zeman has been an employee and officer of the Company, serving in varying capacities, since March, 1987. Prior to becoming President in January, 1991, Mr. Zeman served as an Account Manager, Sales Manager, Purchasing Manager and Vice President of Sales, Purchasing and Marketing. Mr. Zeman became a director of the Company in June, 1990. Mr. Zeman's responsibilities with the Company focus on the sales, purchasing and marketing functions. Mr. Zeman is a 1983 graduate of Marquette University where he earned a Bachelor of Science degree in Computational Math.

     Daniel B. Kass is Vice President-Sales and a director of the Company. Mr. Kass joined the Company in November, 1987 as an Account Manager. He served as Sales Manager from January, 1989 through December, 1990. Mr.Kass became Vice President-Operations in January, 1991, a director of the Company in March, 1993 and Vice President-Sales in January, 1996. Mr. Kass' responsibilities with the Company focus on sales, sales recruiting, sales training and customer service. Mr. Kass is a 1981 graduate of Southern Illinois University where he earned a Bachelor of Science degree in Journalism.

     Joseph Levy, Jr. is a director of the Company. Mr.Levy is the founder, and for more than the past five years has been chairman, of Levy Venture Management, Inc., a real estate rental and development group that assists auto manufacturers in establishing new dealerships. Levy Venture Management, Inc. currently has holdings in Illinois, Texas and Minnesota. Mr. Levy became a director of the Company in November, 1993. Mr. Levy is a 1947 graduate of Northwestern University, where he earned a Bachelor of Science in Business Administration.

     Michelle L. Collins is a director of the Company. Ms. Collins is a partner in Svoboda, Collins, L.L.C., a venture capital firm since January, 1998. Previously, Ms. Collins was a principal at William Blair & Company, L.L.C. since 1992 and, prior to that time, she served as an associate at William Blair & Company since 1986. Ms. Collins became a director of the Company in April, 1996. Ms. Collins is a member of the Board of Directors of McWhorter Technologies, Inc. since 1995 and a member of the Board of Directors of Coldwater Creek, Inc. since January 1998. Ms. Collins is a 1982 graduate of Yale University where she earned an undergraduate degree in Economics and a 1986 graduate of Harvard University, where she earned a Masters Degree in Business Administration.

BOARD MEETINGS AND COMMITTEES

     Regular meetings of the Board of Directors of the Company are conducted quarterly. From time to time, special meetings of the Board of Directors are conducted as required. The Board of Directors had four regular meetings during the calendar year ended December 31, 1998. Each director attended all meetings of the Board of Directors and the committees of which they were members.

     The Audit Committee is currently comprised of Messrs. Krasny and Levy and Ms. Collins. The Audit Committee reviews and approves the general nature of audit services by the independent accountants; monitors and reviews the internal control system of the Company; monitors the integrity of the Company's financial systems, reports and financial statements; reviews procedures to communicate conflicts of interest and related party transactions; and reviews matters where independence from management is indicated. The Audit Committee met three times during the year ended December 31, 1998.

     The Compensation and Stock Option Committee is currently comprised of Mr. Levy and Ms. Collins. The functions performed by the Compensation and Stock Option Committee include approval of Chief Executive Officer compensation; review and approval of the terms of performance-based compensation programs for officers; review and certification of amounts due under performance-based compensation programs for officers; allocation of the Employee Incentive Bonus Pool; review and approval of compensation and/or adjustments thereto for other officers and employees to the extent requested by the Chief Executive Officer or otherwise required by the terms of existing employment agreements; and review and approval of the terms of incentive stock option grants. The Compensation and Stock Option Committee met three times during the year ended December 31, 1998. The Compensation and Stock Option Committee met twice in February of 1999 in connection with stock option grants, ratification of the CDW 1998 Officer and Manager Bonus Plan, the allocation of the 1998 Employee Incentive Bonus Pool and the establishment of officer base compensation levels for the 1999 fiscal year. See "Report of the Compensation and Stock Option Committee."

     The Nominating Committee is currently comprised of Messrs. Krasny and Levy and Ms. Collins. The functions performed by the Nominating Committee include the review of the Board of Directors present and future composition; recruitment of new directors; the recommendation and placing in nomination at annual meetings of a slate of directors; and the review and determination of director compensation. The Nominating Committee will also consider nominees recommended by shareholders, in writing, provided such candidates demonstrate a serious interest in serving as directors. The Nominating Committee did not meet during the year ended December 31, 1998. The Nominating Committee acted pursuant to Unanimous Written Consent in March, 1999, for the purpose of nominating the persons presented herein for election as directors.

MANAGEMENT

     Set forth below are the names, ages and titles of each executive officer of the Company. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.


                NAME                          AGE                        POSITION(S) WITH THE COMPANY
------------------------------------          ---     ------------------------------------------------------------

Michael P. Krasny...................          45      Chairman of the Board, Chief Executive Officer and Secretary
Gregory C. Zeman....................          40      President and Director
Daniel B. Kass......................          42      Vice President-Sales and Director
Douglas E. Eckrote..................          34      Vice President-Operations
Harry J. Harczak, Jr................          42      Chief Financial Officer and Treasurer
Paul A. Kozak.......................          34      Vice President-Purchasing
Joseph K. Kremer ...................          34      Vice President-Marketing
Sandra M. Rouhselang................          43      Controller and Chief Accounting Officer
James R. Shanks.....................          34      Chief Information Officer


     See "Election of Directors-Nominees for Election to Board of Directors" for the discussion of Messrs. Krasny, Zeman and Kass.

     Harry J. Harczak, Jr. became Chief Financial Officer of the Company on May 1, 1994. Mr. Harczak was appointed Treasurer of the Company in 1998. Prior to joining the Company, Mr. Harczak was an audit partner in the accounting firm of Coopers & Lybrand L.L.P. where he worked since 1978. Mr. Harczak's responsibilities at the Company include the finance, accounting, SEC reporting, investor relations and human resource functions. He is a 1978 graduate of Depaul University, where he earned a Bachelor of Science degree in Accounting, and a 1995 graduate of the University of Chicago Executive Program, where he earned a Masters of Business Administration. Mr. Harczak is a certified public accountant.

     Paul A. Kozak is Vice President-Purchasing of the Company. Mr. Kozak joined the Company in August of 1987 and since that time has served as an Account Manager, Sales Manager and Director of Purchasing. He is a 1986 graduate of the University of Iowa where he earned a Bachelor of Science degree in Business Administration.

     James R. Shanks is Chief Information Officer of the Company. Mr. Shanks joined the Company as Director of Information Systems in August of 1993. Prior to joining the Company, Mr. Shanks was employed by American Hotel Register from January, 1985 to August, 1993 as Manager of Information Systems. Mr. Shanks is a 1991 graduate of Barat College where he earned a Bachelor of Science degree in Computer Information Systems, and a 1996 graduate of Northwestern University's J.L. Kellogg's Graduate School of Management.

     Joseph K. Kremer became Vice President-Marketing of the Company on February 16, 1998. Prior to joining the Company, Mr. Kremer was U.S. Manager of Channel Marketing Programs at IBM Corporation, where he worked since 1987. Mr. Kremer is a 1987 graduate of Virginia Polytechnic Institute and State University where he earned a Bachelor of Science degree in Accounting and a 1989 graduate of University of Scranton, where he earned a Masters of Business Administration Degree in Finance.

     Douglas E. Eckrote is Vice President-Operations of the Company. Mr. Eckrote joined the Company in January of 1989 and since that time has served as an Account Manager, Sales Manager and Director of Operations. Mr. Eckrote was appointed Vice President-Operations as of January 1, 1999. He is a 1986 graduate of Purdue University where he earned a Bachelor degree in Agricultural Sales and Marketing.

     Sandra M. Rouhselang became Controller and Chief Accounting Officer of the Company on May 18, 1998. Prior to joining the Company, Ms. Rouhselang was employed by Edward Don & Company from 1989 to 1998 as Vice President and Controller. Ms. Rouhselang is a 1977 graduate of Purdue University, where she earned a Bachelor degree in General Business, and a 1982 graduate of the University of Chicago, where she earned a Masters of Business Administration. Ms. Rouhselang is a certified public accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REPURCHASE OF STOCK FROM FORMER EXECUTIVE OFFICER

     In December 1998, the Company and Michael P. Krasny, its majority shareholder, Chairman and CEO, agreed to settle the litigation brought against them in 1993 by a former shareholder, director and executive officer of the Company. The lawsuit was related to the Company's redemption of the common stock held by the former shareholder in July 1990, and requested actual and punitive damages. Although the Company and Mr. Krasny believe their actions were honest and proper and that the allegations were without merit, they agreed to the settlement of the suit, whereby all pending litigation was dismissed with a one time payment by Mr. Krasny to the former shareholder of approximately $4.4 million. The amount was determined based upon the difference between the agreed upon estimated fair market value of the Company at the time of the redemption of the former shareholder's interest in 1990 and the amount previously paid to the former shareholder. Pursuant to Mr. Krasny's indemnification of the Company for all costs, damages or settlements related to the litigation, the Company recorded the payment by Mr. Krasny to the former shareholder as a capital contribution, with an offsetting reduction of paid-in capital for the additional redemption price paid to the former shareholder. Thus, the settlement had no impact on the Company's results of operations or cash flows.

     Mr. Krasny also reimbursed the Company for all expenses, net of tax benefits received by the Company, related to this action. For the years ended December 31, 1998, 1997 and 1996, the Company and Mr. Krasny incurred legal expenses in the aggregate of approximately $1.3 million, $379,000 and $133,000, respectively, which have been assumed by Mr. Krasny. These legal expenses are recorded as a selling and administrative expense and the reimbursement, net of tax, is recorded as an increase to paid-in capital. As a result of the settlement, the Company does not anticipate incurring any additional expenses related to this lawsuit.

EXECUTIVE COMPENSATION

     Information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996, of those persons who were, at December 31, 1998 (i) the chief executive officer and (ii) the other five most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1998 (the "Named Officers") is shown below:

                                                  SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                      ANNUAL COMPENSATION                            AWARDS
                                       ---------------------------------------------       ---------------------------
                                                                                            SECURITIES
                                                                      OTHER ANNUAL          UNDERLYING    ALL OTHER
                                                        BONUS         COMPENSATION           OPTIONS/    COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR SALARY($)       ($) (1)            (#) (2)            SARS(#)       ($) (3)
   ---------------------------     ---- ---------      --------        -------------         ----------   ------------

Michael P. Krasny                  1998  $227,373      $1,243,757           ---                  ---         $4,400
  Chairman of the Board, Chief     1997  $223,574      $1,774,134         $2,407                 ---         $5,207
  Executive Officer and Secretary  1996  $216,430      $1,781,276           ---                  ---         $4,918

Gregory C. Zeman                   1998  $198,952      $1,050,614           ---                  ---         $4,400
  President and Director           1997  $195,624      $1,498,630         $2,407                 ---         $5,207
                                   1996  $189,377      $1,373,747           ---                  ---         $4,918

Daniel B. Kass                     1998  $198,952        $756,828           ---                  ---         $4,400
  Vice President-Sales and         1997  $195,624      $1,079,563         $3,739                 ---         $5,207
  Director                         1996  $189,377        $989,602           ---                  ---         $4,918

Paul  A. Kozak                     1998  $187,583        $290,889           ---                  7,500       $4,400
  Vice President-Purchasing        1997  $184,447        $350,280         $2,407                15,596       $5,207
                                   1996  $178,555        $265,413           ---                  8,331       $4,918

Harry J. Harczak, Jr.              1998  $138,372        $261,420           ---                  7,478       $4,400
  Chief Financial Officer and      1997  $136,059        $297,468         $2,407                 8,595       $5,207
  Treasurer                        1996  $131,713        $203,995        $13,050                32,827       $4,918

James R. Shanks                    1998  $138,372        $261,420           ---                  7,478       $4,400
  Chief Information Officer        1997  $136,059        $283,770         $4,397                 8,595       $5,207
                                   1996  $131,713        $203,995           ---                 32,511       $4,918



(1) Amounts reflected for Messrs. Kozak, Harczak and Shanks for all periods are attributable to a non-contractual bonus. Amounts reflected for Messrs. Krasny, Zeman and Kass are pursuant to the terms of employment agreements which provide for allocations from the Employee Incentive Bonus Pool, the total of which will not exceed twenty percent of the Company's increase in income from operations as defined in accordance with generally accepted accounting principles consistently applied over the previous year. See "Executive Compensation -- Employment Related Agreements."

(2)      Amounts  represent travel  incentive  awards and a company-wide  bonus
         plan   paid  in  1997  relating to goals  achieved in 1996,  and travel incentive awards for the years preceding 1997.

(3) Reflects the Company's contributions to the CDW Computer Centers, Inc. Employees' Profit Sharing Plan. The figures for the 1998 contributions represent the Company's best estimate, as final calculations have not been completed at the date of this Proxy Statement.

DIRECTOR COMPENSATION; CDW DIRECTOR STOCK OPTION PLAN

     Directors who are not also employees of the Company ("Independent Directors") are paid an annual fee of $20,000. Additionally, the Company has established the CDW Director Stock Option Plan for Independent Directors (the "Director Option Plan"). A maximum of 1,050,000 shares of Common Stock, in the aggregate, reduced on a share for share basis for options outstanding under the CDW Incentive Stock Option Plan (the "Stock Option Plan"), subject to adjustment, have been authorized for the granting of stock options under the Director Option Plan. Except as stated herein, the Director Option Plan is identical in terms to the CDW Incentive Stock Option Plan available to officers and employee directors and other employees of the Company or its subsidiaries. In November, 1993, the Board of Directors granted, effective as of January 3, 1994 and on the first trading day of each calendar year thereafter, each Independent Director options to purchase shares of Common Stock of the Company at a price based on the closing price of the Company's shares on the first trading day of such calendar year, subject to the terms and conditions of the Director Option Plan and pending modification by the Board of Directors (which shall not be made more than once each six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act). The number of options authorized to be granted to each Independent Director was initially 3,000 shares and each year thereafter beginning January 1, 1995 shall be 3,000 shares, plus the product of 3,000 shares multiplied by the percentage increase in the Company's immediately preceding year's net income over the second immediately preceding year's net income, in each case calculated in accordance with generally accepted accounting principles, applied on a consistent basis. The options shall vest on the third anniversary of the date of grant and shall expire on the tenth anniversary of the date of grant. If an Independent Director ceases to be a member of the Board of Directors, all options granted to such Independent Director which have not vested shall expire by their terms. The Company received no monetary consideration for the grants.


     Pursuant to the Director Option Plan, options that were granted and remain outstanding as of February 28, 1999 are as follows:


                                                      # OF OPTIONS
                                              ---------------------------
DIRECTOR                     GRANT DATE       EXERCISABLE   UNEXERCISABLE      EXERCISE PRICE
                           --------------     -----------   -------------      --------------

Mr. Levy                   January 3,1995          4,920                             $22.83
                           January 3,1996          4,980                             $27.00
                           January 3,1997                         5,160              $53.75
                           January 3,1998                         4,449              $51.25
                           January 3,1999                         3,870              $97.25
                                              ===============================
                                                   9,900          13,479
                                              ===============================

Ms. Collins                January 3,1997                         5,160              $53.75
                           January 3,1998                         4,449              $51.25
                           January 3,1999                         3,870              $97.25
                                                              ===============
                                                                  13,479
                                                              ===============


EMPLOYMENT RELATED AGREEMENTS

     Mr. Krasny. The Company has entered into an Employment and Non-Competition Agreement with Mr. Krasny that became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Krasny's employment is terminable with or without cause and the Company will pay Mr. Krasny an initial annual base salary of $200,000, to be adjusted annually in accordance with the Consumer Price Index. Additionally, the Agreement provides that Mr. Krasny shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool, which pool shall be calculated not to exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Krasny from undertaking certain competitive activities for a two year period after the date Mr.Krasny ceases his employment with the Company.

     Mr. Zeman. The Company has entered into an Employment and Non-Competition Agreement with Mr. Zeman which became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Zeman's employment is terminable with or without cause and the Company will pay Mr. Zeman an initial annual base salary of $175,000, to be adjusted annually in accordance with the Consumer Price Index. Additionally, the Agreement provides that Mr. Zeman shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool, which pool shall be calculated not to exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Zeman from undertaking certain competitive activities for a two year period after the date Mr. Zeman ceases his employment with the Company.

     Mr. Kass. The Company has entered into an Employment and Non-Competition Agreement with Mr. Kass which became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of the Agreement, Mr. Kass's employment is terminable with or without cause and the Company will pay Mr. Kass an initial annual base salary of $175,000, to be adjusted annually in accordance with the Consumer Price Index. Additionally, the Agreement provides that Mr. Kass shall be eligible to receive an annual bonus to be paid out of the Employee Incentive Bonus Pool, which pool shall be calculated not to exceed twenty percent of the Company's increase in income from operations over the prior year as determined in accordance with generally accepted accounting principles consistently applied. This bonus will be awarded in the discretion of the Compensation and Stock Option Committee. In addition, the Agreement contains a non-competition restriction prohibiting Mr. Kass from undertaking certain competitive activities for a two year period after the date Mr. Kass ceases his employment with the Company.

OPTION GRANTS

     Information with respect to grants of stock options to Named Officers during 1998 is set forth below. See "Incentive Stock Option Plans".

                                                                                           POTENTIAL  REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                            STOCK  PRICE  APPRECIATION FOR
                                      INDIVIDUAL GRANTS                                               OPTION TERM
---------------------------------------------------------------------------------------------------------------------------------
       (A)                  (B)              (C)            (D)              (E)                         (F)          (G)
                                         % OF TOTAL      EXERCISE
                                       OPTIONS GRANTED    OR BASE
                          OPTIONS        TO EMPLOYEES      PRICE         EXPIRATION
NAMED OFFICERS(1)         GRANTED       IN FISCAL YEAR     ($/SH)           DATE            0% ($)     5% ($)       10% ($)
-----------------------   -------      ---------------   --------        ----------       --------    --------    ----------

Paul A. Kozak               5,750  (2)      0.82%         $95.938        12/31/2018             $0    $912,019    $3,159,522
                            1,750  (3)      0.25%           $0.01        12/31/2018       $167,874    $445,445    $1,129,468

Harry J. Harczak, Jr.       5,750  (2)      0.82%         $95.938        12/31/2018             $0    $912,019    $3,159,522
                            1,728  (3)      0.25%           $0.01        12/31/2018       $165,764    $439,845    $1,115,268

James R. Shanks             5,750  (2)      0.82%         $95.938        12/31/2018             $0    $912,019    $3,159,522
                            1,728  (3)      0.25%           $0.01        12/31/2018       $165,764    $439,845    $1,115,268

(1)      No other Named Officers received grants of stock options in 1998.
(2) Options are exercisable at the rate of 12.5% per year, beginning December 31, 2002.
(3)      Options are exercisable in full on January 1, 2003.


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Information with respect to options exercised and shares sold during 1998, unexercised options to purchase the Company's Common Stock granted under the MPK Stock Option Plan and the Company's Incentive Stock Option Plans (as hereinafter defined) and restricted shares granted under the MPK Restricted Stock Plan to the Named Officers and held by them at December 31, 1998 is set forth below.

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                           SHARES         VALUE       UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON     REALIZED       DECEMBER 31, 1998(#)             DECEMBER 31, 1998($) (1)
                        -----------     --------  -----------------------------    --------------------------------
NAME                    EXERCISE(#)       ($)      EXERCISABLE  UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
----                    ----------      --------   -----------  --------------       -----------     -------------
Michael P. Krasny           ---            ---          ---           ---                ---             ---
Gregory C. Zeman          125,000      $5,930,120     736,575      1,571,624     (2) $70,653,232     $150,752,217
Daniel B. Kass             26,625      $1,288,655     156,135       333,374      (2) $14,976,672      $31,977,667
Paul A. Kozak               750          $40,313       2,250         56,178      (3)   $158,298        $3,616,989
Harry J. Harczak, Jr.       ---            ---         2,650         55,750            $199,536        $2,970,075
James R. Shanks             ---            ---         2,850         56,234            $209,111        $2,981,249



(1) Based on the closing price as reported by The Nasdaq Stock Market of the Company's Common Stock on December 31, 1998 ($95.938), less the respective exercise prices.
(2) Pursuant to the provisions of the MPK Stock Option Plan, the options become fully exercisable upon termination of employment.
(3) Includes 18,751 shares of restricted stock allocated to Mr. Kozak under the MPK Restricted Stock Plan which vest in equal installments on January 1, 2000, 2001, 2002 and 2003. See MPK Restricted Stock Plan.

MPK STOCK OPTION PLAN

     At the time of the Company's initial public offering, Mr. Krasny established the MPK Stock Option Plan pursuant to which he granted as of December 31, 1992 to Messrs. Zeman and Kass and Ms. Mary Gerlits (a former employee of the Company), options to purchase in the aggregate 4,143,375 shares of Common Stock owned by him. As of February 28,1999, options to acquire an aggregate of 2,964,396 shares of common stock remain outstanding. These options are non-forfeitable and become exercisable during the employment of such individual at the rate of 5% per year upon each of the first four anniversaries of the grant and an additional 15% on each anniversary date thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. The options may be exercised at a price of $.0167 per share. The MPK Stock Option Plan provides that, should any of these three individuals terminate his or her employment with the Company, all options become exercisable and such individual will be required to exercise his or her options at the option exercise price within six months of the date of termination. Mr. Krasny will, in such event, have a right to repurchase the shares relating to the terminating employee's exercised options at the prevailing market rate, less costs and expenses attendant to the sale of the stock. Mr. Krasny's acquisition may be made pursuant to a note payable over a ten-year period with interest at the applicable federal rate as defined in the Internal Revenue Code of 1986, as amended. Upon the death or disability of any of these individuals, their options shall become immediately exercisable, and said option privileges shall expire unless exercised within one year after the date of death or disability. The MPK Stock Option Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from plan participants to the Company or increase the number of outstanding shares of Common Stock.

     In connection with the Company's secondary public offerings, Messrs. Zeman and Kass and Ms. Gerlits exercised options to acquire 349,895, 74,220 and 37,109 shares, respectively, in June, 1994, 256,653, 54,441 and 27,221 shares, respectively, in August, 1995, and 103,504, 21,955, and 10,978 shares, respectively, in February, 1997. These shares were immediately sold in the respective secondary public offerings.

     In August 1998, Messrs. Zeman and Kass and Ms. Gerlits exercised options to acquire 125,000, 26,625 and 13,313 shares, respectively, and subsequently sold the shares in open market transactions, pursuant to a Registration Statement Form S-3 filed by the Company on July 28, 1998.

     On February 5, 1999, Ms. Gerlits terminated her employment with the Company and, pursuant to the plan, her remaining 166,688 options became exercisable. On February 22, 1999, Ms. Gerlits exercised 78,067 options, which were exercisable prior to the date of her termination. On March 1, 1999, Ms. Gerlits exercised an additional 50,006 options. Mr. Krasny has the right to purchase the 50,006 shares underlying Ms. Gerlits' March 1, 1999 exercise at the prevailing market rate on the date of his exercise, less costs and expenses attendant to the sale of the stock.

INCENTIVE STOCK OPTION PLANS

     The Company has established the CDW Incentive Stock Option Plan, the CDW 1996 Incentive Stock Option Plan, the CDW 1996 Officer and Manager Bonus Plan, the CDW 1997 Officer and Manager Bonus Plan, the CDW 1998 Officer and Manager Bonus Plan and certain non-statutory stock option agreements (hereafter collectively referred to as the "Incentive Stock Option Plans"), as described below, to advance the interests of the Company and shareholders by providing Company employees with an additional incentive to continue their efforts on behalf of the Company, as well as to attract to the Company people of experience and ability. The Incentive Stock Option Plans are intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In addition, the Company is seeking approval and ratification of the CDW Officer and Manager Plan, more fully described below in Proposal 3.

CDW Incentive Stock Option Plan

     The Company established the CDW Incentive Stock Option Plan effective as of May 18, 1993. A maximum of 1,050,000 shares of Common Stock in the aggregate, subject to adjustment, were authorized for the granting of stock options under both the CDW Incentive Stock Option Plan and the Director Option Plan. See "Director Compensation; CDW Director Stock Option Plan." In 1998, no options were granted pursuant to the CDW Incentive Stock Option Plan, except those granted under the CDW Director Option Plan discussed herein.

CDW 1996 Incentive Stock Option Plan

     The Board of Directors of the Company established the CDW 1996 Incentive Stock Option effective as of November 14, 1996. A maximum of 3,000,000 shares of Common Stock in the aggregate, subject to adjustment, was authorized for the granting of stock options to directors, officers, employees and consultants. During 1998, 694,943 options were granted pursuant to the CDW 1996 Incentive Stock Option Plan, of which 27,510 were granted to executive officers. The exercise price of options granted represent the fair market value of the Company's Common Stock on the dates of grant, which were are follows:



DATE              FEBRUARY 16, 1998    MAY 18, 1998      JUNE 1, 1998    JUNE 29, 1998   DECEMBER 31, 1998
----              -----------------    ------------      ------------    -------------   -----------------
Options granted         10,000             2,000            5,000            4,000            673,943
Exercise price         $64.813            $48.250          $41.188          $48.938           $95.938


     It is expected that all officers, directors, other employees and consultants of the Company or its subsidiaries will be eligible to participate under the CDW Incentive Stock Option Plan and/or the CDW 1996 Incentive Stock Option Plan as deemed appropriate by the Compensation and Stock Option Committee. Participants will not pay any cash consideration to the Company to receive the options. These stock option plans will be administered by the Compensation and Stock Option Committee. The options will have exercise prices at least equal to 100% of the fair market value of the Common Stock at the date of grant. Options will expire no later than the twentieth anniversary of the date of grant. An option holder will be able to exercise options from time to time, subject to the vesting schedule applicable to the options. Options will not vest prior to the third anniversary of the date of grant, except that options will vest immediately upon the earlier of death or disability of a participant. Upon termination for cause by the Company, all vested and unvested options will be forfeited. Upon termination of employment with the Company, other than for cause by the Company or upon death, disability or retirement, all unvested options shall be forfeited and vested options shall be exercisable only during the ninety (90) day period following termination of employment. Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation and Stock Option Committee in its discretion.

CDW 1998 Officer and Manager Bonus Plan

     The Compensation and Stock Option Committee of the Company approved the CDW 1998 Officer and Manager Bonus Plan in February, 1999, pursuant to which a portion of the 1998 annual bonus for certain executive officers and managers of the Company would be paid by a grant of stock options with an exercise price of $0.01 per share. The amount of the bonus due to each individual, which was formula-based, and the market value of the Company's common stock as of December 31, 1998, were used to determine the number of options granted. There were 10,274 options granted pursuant to the CDW 1998 Officer and Manager Bonus Plan, of which 6,974 were granted to executive officers. All options under the CDW 1998 Officer and Manager Bonus Plan vest on January 1, 2003.

CDW Officer and Manager Plan

     The Compensation and Stock Option Committee of the Company approved the CDW Officer and Manager Plan in April, 1998, subject to shareholder approval. Pursuant to this plan, a portion of the annual bonus for certain executive officers and managers of the Company would be paid by a grant of stock options with an exercise price which may be as low as $0.01 per share. The amount of the bonus due to each individual, which would be formula-based, and the market value of the Company's common stock as of December 31 of the year of the grant, will determine the number of options granted. The specific recipients of these options, and the exercise price, will be determined by the Compensation and Stock Option Committee. The Company expects to award options under the CDW
Officer and Manager Plan in much the same way it awarded options under the CDW 1998 Officer and Manager Bonus Plan. In 1998, no options were granted pursuant to the CDW Officer and Manager Plan. The Company is seeking the shareholders' approval and ratification of this plan in this Proxy Statement (See Proposal 3 Proposal to Approve and Ratify the CDW Officer and Manager Plan).

Federal Tax Consequencies

     The Incentive Stock Option Plans are neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor are they qualified plans under the Internal Revenue Code of 1986, as amended (the "Code"). The granting of an option under the Incentive Stock Option Plans will not result in any taxable income to the participant or deduction to the Company at the time of grant. Under the CDW Incentive Stock Option Plan and the CDW 1996 Incentive Stock Option Plan, the holder of an option will recognize ordinary income for federal income tax purposes at the time such participant exercises the options and receives Common Stock. The amount of such taxable income will be measured by the excess of the fair market value of the Common Stock at the time of exercise over such option price and such excess will be treated for tax purposes as compensation expense of the Company. Unlike the CDW Incentive Stock Option Plan and the CDW 1996 Incentive Stock Option Plan, under the CDW 1998 Officer and Manager Bonus Plan and the CDW Officer and Manager Plan, the holder of an option will recognize ordinary income for federal income tax purposes at such time the option becomes exercisable. The amount of such taxable income will be measured by the excess of the fair market value of the Common Stock at the time the options become exercisable over such option price and such excess will be treated for tax purposes as compensation expense of the Company.

MPK RESTRICTED STOCK PLAN

     Effective upon the closing of the initial public offering, Mr. Krasny transferred 668,604 shares of his Common Stock to the MPK Restricted Stock Plan (the "MPK Plan Shares"), to be held in escrow for the benefit of those persons employed by the Company on December 31, 1992. Shares contributed on behalf of participating employees were calculated on the basis of their months of service and average salary. During such time as the MPK Plan Shares are held in escrow, Mr. Krasny will retain the right to vote the MPK Plan Shares, and dividends thereon, if any, will inure to the benefit of Mr. Krasny. The purpose of the MPK Restricted Stock Plan was to provide participants with additional incentives to remain in the Company's employ, to build upon employee loyalty and to provide such employees with an opportunity to share in the Company's profits and growth.

     In accordance with the original terms of the MPK Restricted Stock Plan, all of the MPK Plan Shares were scheduled to fully vest upon January 1, 2000, provided that a participant has remained continually employed with the Company or its subsidiaries during such period. Participants who do not complete continuous full-time employment through such date will forfeit their right to the MPK Plan Shares and such shares will revert to Mr. Krasny. As of December 31, 1998, 126,516 shares have been forfeited and reverted to Mr. Krasny. MPK Plan Shares will immediately vest upon the death or total disability of a participating employee. The MPK Restricted Stock Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from Plan participants to the Company or increase the number of outstanding shares of Common Stock.

     On January 31, 1997, the Company filed a Registration Statement on Form S-3, which was declared effective on February 7, 1997, to modify the terms of the MPK Restricted Stock Plan and provide participants the option to accelerate the vesting on 25% of their shares in exchange for the extension of the vesting period on their remaining shares through 2003. Under the terms of this modification, participants who elected the acceleration were granted options by the Company equal to the number of shares that became vested, with an exercise price equal to the fair market value of the Company's Common Stock on the acceleration date. Pursuant to this modification, participants elected accelerated vesting for an aggregate of 132,064 shares, which vested and were sold in a secondary public offering on February 21, 1997, the acceleration date. Participants who elected accelerated vesting were granted an aggregate of 132,064 options from the 1996 CDW Incentive Stock Option Plan. The newly granted options have an exercise price of $59.00 per share and vest 25% per year beginning January 1, 2001.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee (the "Compensation Committee") is currently comprised of Mr. Levy and Ms. Collins. The Compensation Committee met on January 21, 1998 and March 23, 1998 to review and approve bonus and stock option allocations to officers and employees of the Company relative to their performance in 1997 and to establish, as necessary, the 1998 base compensation and performance-based compensation programs for executive officers. The Compensation Committee met twice in February, 1999 to review and approve stock option allocations to officers and employees of the Company relative to their performance in 1998, review and approve bonus allocations to officers and employees pursuant to the Employee Incentive Bonus Pool (as explained below), ratify the CDW 1998 Officer and Manager Bonus Plan and to establish, as necessary, the 1999 base compensation programs for executive officers.

     As previously described in the Proxy Statement, Messrs. Krasny, Zeman and Kass are each party to an Employment and Non-Competition Agreement with the Company (each an "Employment Agreement"). With respect to compensation for these officers, each Employment Agreement provides for: (i) a specific base salary to be adjusted annually based upon changes in the United States Consumer Price Index, and (ii) an opportunity for each of these executives to participate in an Employee Incentive Bonus Pool ("the Bonus Pool") as established pursuant to
Article VIII of the Company's By-laws. Pursuant to the By-laws, the Bonus Pool shall be established, on an annual basis, in an amount up to twenty percent (20%) of the increase in the Company's income from operations, as defined in accordance with generally accepted accounting principles, over the prior fiscal year. At the July 23, 1998 meeting, the Compensation Committee formally approved the Bonus Pool at 15% of the increase in 1998 operating income over the prior year. At the February 1, 1999 meeting, the Compensation Committee discussed the Employment Agreements and confirmed the relevant cost of living increases in the base salaries based upon the increase in the United States Consumer Price Index for 1998. Additionally, the Compensation Committee reviewed the Company's 1998 financial performance for the purpose of determining allocations to be made under the Bonus Pool.

     As a result of the increase in the Company's income from operations in 1998 versus 1997, an aggregate of $3,318,128 was available for distribution pursuant to the Bonus Pool. Additionally $229,301 of unallocated funds from the 1997 Bonus Pool was available for distribution. Of these amounts, the Committee allocated $3,051,199 for distribution to Messrs. Krasny, Zeman and Kass and $496,230 for distribution to a number of other Company officers and employees. Of the $3,051,199, the Compensation Committee directed as follows, based upon each person's perceived contribution to the Company's 1998 results:


NAME                       BONUS POOL DISTRIBUTION
----------------------     -----------------------
Michael P. Krasny                $1,243,757
Gregory C. Zeman                 $1,050,614
Daniel B. Kass                    $756,828


Included among the other Company officers and employees who received the $496,230 were Mr. Harczak, who received $85,000 in recognition of his efforts on behalf of the Company in connection with the development of the Company's finance and accounting organization, Mr. Shanks, who received $85,000 in recognition of his efforts in developing and maintaining the Company's information systems and Web site and Mr. Kozak, who received $10,000 for his efforts in developing and maintaining efficient inventory purchasing methods and controls. The remaining $316,230 was distributed to other officers and employees of the Company based upon the recommendation of Mr.Krasny and as approved by the Compensation Committee.

     As of the date hereof, no Named Officers other than Messrs. Krasny, Zeman and Kass are employed pursuant to employment agreements. The base compensation for Named Officers not subject to employment agreements was established by Mr. Krasny and Mr. Zeman at the time each of the respective officers assumed their positions based upon their level of experience, past performance and expected future performance. Each of the respective officers received a bonus out of the CDW 1998 Officer and Manager Bonus Plan which was payable part in cash and part in stock options of the Company with an exercise price of $0.01 per share. The aggregate amount of the bonus was determined based upon target bonus levels and the Company's growth rate in operating income and approved by the Compensation Committee. Messrs. Kozak, Shanks and Harczak were granted options pursuant to the CDW 1998 Officer and Manager Bonus Plan of 1,750, 1,728 and 1,728 shares, respectively. Additionally, at the February 1, 1999 meeting the Compensation Committee reviewed the base compensation of such officers and approved an increase based upon the increase in the United States Consumer Price Index for 1998.

     The 5,750 options granted to each of to Messrs. Kozak, Shanks and Harczak in 1998, as reflected in the Option Grants table, were granted pursuant to the CDW Incentive Stock Option Plan and were determined based on a formula for executive officers of the Company that was reviewed and approved by the Compensation Committee. No options were granted to the three Named Officers subject to employment contracts.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and five other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance based portion of the compensation of its executive officers in a manner that complies with this provision so that such amounts will be deductible to the Company.

COMPENSATION AND STOCK OPTION COMMITTEE
Joseph Levy, Jr.                                     Michelle L. Collins

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

                          STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Retail Trade Index for the period commencing January 1, 1994 and ending December 31, 1998 where $100 was invested on January 1, 1994.

     Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.





                                     12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                                     --------    --------    --------    --------    --------    --------
 CDW Computer Centers, Inc.            $  100      $  244       $ 289      $  635       $ 558     $ 1,028
 Nasdaq Stock Market (US)              $  100      $   98       $ 138      $  170       $ 209      $  293
 Nasdaq Retail                         $  100      $   91       $ 100      $  120       $ 141      $  170


                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

     Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the selection of the independent accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for the 1999 year. PricewaterhouseCoopers LLP has audited the Company's financial statements since March 31, 1993. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     If the foregoing recommendation is rejected or if PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1999 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

                                   PROPOSAL 3

                 PROPOSAL TO APPROVE AND RATIFY THE CDW OFFICER
                                AND MANAGER PLAN

DESCRIPTION OF THE CDW OFFICER AND MANAGER PLAN

     General. On April 21, 1998, our Board of Directors approved a form of option plan called the CDW Officer and Manager Plan (the "Plan"). However, because we would like to reserve 200,000 shares under the Plan, the Nasdaq Stock Market rules require that we get our shareholders' approval of the Plan. Therefore, we are presenting the Plan to you, our shareholders, for your approval and ratification. There are presently no outstanding options under the Plan. A copy of the Plan, as amended, is attached to this Proxy Statement as Exhibit A.

     The purpose of the Plan is to provide a means for us to award performance bonuses to supervisory personnel in a form other than cash. We prefer options for several reasons. First, we believe that we can motivate our employees to increase the value of our stock to benefit of all of our shareholders because as the value of our stock increases, the value of the Plan options will also increase. Second, by making the options exercisable at some point in the future, we believe we can retain key employees for a period of time (maybe even several years) because they may fear losing these options if they leave us. Finally, we believe that by offering creative compensation packages such as the Plan options, we can attract and retain talented people.

     The Plan is almost identical to the two existing company-wide incentive stock option plans which the Company has used for several years. Those two plans are called the CDW Incentive Stock Option Plan and the CDW 1996 Incentive Stock Option Plan. The two major differences between this Plan and those two other incentive option plans is that the exercise price for options under this Plan may be less than the fair market value of our common stock on the date options are granted under this Plan. The second major difference is that this Plan is only available for our management employees. The other two Plans require that the exercise price of every option we grant be the fair market value of our Common Stock on the date of the grant and are available for all of our employees and directors. Aside from these two major differences, the Plan effectively mirrors the terms and conditions of our two other incentive stock option plans.

     It is important for you to understand the terms of the Plan so that you can make an informed decision on whether or not to approve it. For this reason, we have summarized the material terms of the Plan below.

     PLEASE NOTE THAT THE FOLLOWING IS ONLY A SUMMARY OF THE PLAN. A COPY OF THE FULL TEXT OF THE PLAN, AS AMENDED, IS ATTACHED AS EXHIBIT A. PLEASE READ THE FULL PLAN IN ADDITION TO THIS SUMMARY BECAUSE WE DID NOT ATTEMPT TO SUMMARIZE EVERY TERM.

     Shares Reserved Under the Plan. The Plan presently provides that we may not issue more than 200,000 shares of our common stock for options granted under the Plan. We may adjust this number in the event of a change in our capital structure like a stock split or stock dividend. The market value of the 200,000 shares of common stock reserved under the Plan is $13,925,000, based on the closing price of our common stock ($69.625) as reported by the Nasdaq Stock Market on February 28, 1999.

     Termination of the Plan. The Plan expires on May 18, 2009, and no options will be granted after that date.

     Administration of the Plan. Our Compensation and Stock Option Committee will administer the Plan. As mentioned elsewhere in this Proxy Statement, the committee presently consists of two members of our Board of Directors, Mr. Joseph Levy and Ms. Michelle Collins. Neither Mr. Levy nor Ms. Collins are employees of the Company. If Mr. Levy or Ms. Collins resign from their positions on the committee we would have to replace them with another director who is not also one of our employees. We will do this to comply with certain rules established by the Securities and Exchange Commission.

     The committee will determine which employees will receive options, when the options will be granted, the exercise price for the options, the number of options to be granted to each employee, the date the options first become exercisable and all other similar decisions. The committee will formalize all of these decisions in an option agreement for all options granted under the Plan.

     The committee may also interpret the Plan, execute, amend and rescind regulations relating to the Plan, modify, extend, or renew any outstanding option under the Plan, or accept outstanding options for the granting of new options, all in accordance with the best interests of the Company and in accordance with the Plan. The committee will not amend or modify the Plan or any option agreements if it would impair any rights or obligations of any options previously granted under the Plan.

     Our Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board will not, without your authorization as the Company's shareholders, make any change (other than for adjustments in capitalization as provided in the Plan like a stock split or similar adjustment) which would increase the total amount of common stock which may be awarded under the Plan, change the class of individuals eligible to participate in the Plan, withdraw the administration of the Plan from the committee, or extend the duration of the Plan.

     Eligible Persons. Management employees, as designated by the Chairman and approved by the Compensation and Stock Option Committee on an annual basis, will be eligible to receive options under the Plan. Although we have not made any option grants under the Plan, we did grant a total of 10,274 bonus options to several key employees in February 1999 relating to their performance in 1998, pursuant to a similar plan. The Compensation and Stock Option Committee approved those options under the CDW 1998 Officer and Manager Bonus Plan, which we described previously in this Proxy Statement. We expect this plan to be used similarly to that plan as well as the CDW 1997 and 1996 Officer and Manager Bonus Plans.

     Option Price. The exercise price of each option will be determined by the committee on the date the option is granted. It is important to note that unlike our other incentive stock option plans, the committee may grant an option with an exercise price as low as one cent ($.01) per share because the options are in lieu of a cash bonus.

     Exercise of Options. The committee will determine when options granted under the Plan will become exercisable. Options granted under the Plan may be exercisable in one lump sum on some specified date or may be exercisable in installments. However, the Plan expressly provides that no option will be exercisable after the earlier of (i) one (1) year from disability or death of the option holder or (ii) twenty (20) years from the date an option is granted. If an option recipient dies or becomes disabled during his or her employment, his or her successor will be entitled to exercise the option in full.

     No option holder will be able to transfer any option except in his or her will or by operation of the laws of descent and distribution. Additionally, with certain exceptions in the event of death, disability or retirement of an option holder, an option may be exercised by the option holder only during his or her employment or within three months of the date he or she leave the Company.

     Upon exercise of an option, the option holders must make payment in full of the exercise price. The exercise price may be payable in cash or cash equivalents unless the committee or our Board of Directors determines otherwise.

     Termination of Options. If any option holder ceases to be employed by us for any reason other than death, disability, retirement, or pursuant to a change in control, all of that option holder's rights under the option and the Plan shall terminate after three months without notice. For the purpose of the Plan, a change of control is defined to include either a sale of substantially all of our assets, or a merger or consolidation pursuant to which we are not the surviving company.

     Upon the occurrence of any change in control, all options granted under the Plan will convert into options on the common stock of the company which acquires us. We may, however, determine to cancel all unexercised options under the Plan as of the effective date of any change of control. In such case, we will give notice to the holders of options of our intention to cancel the options and we will permit the exercise of all options outstanding under the Plan during the thirty (30) day period preceding the change of control transaction.

     Upon the death or disability of an option holder, all of that person's options will remain exercisable for a period of one (1) year from such death or disability, but not beyond the expiration date of the options. If their employment is terminated due to death or disability, all of his or her options will become fully exercisable.

     Upon an option holder's retirement, those options will continue to survive and become exercisable in accordance with their original schedule, provided that the option holder is over 62 years old and has been continuously employed by the Company for at least ten years. However, if an option holder retires and goes into competition with us, not only will that person's options expire, but we may be able to recover any profits that the employee received from the options as damages.

     If any options granted under the Plan expire or terminate without being exercised, the shares attached to those options will be available for other grants under the Plan.

     Adjustment of Shares. In the event there is any change in our common stock by reason of any consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares or other similar change in our capital structure, the number and kind of shares or interests subject to an option and the exercise price will be appropriately adjusted by the committee in accordance with the Plan.

     Corporate Accounting Treatment. At the time options are exercised, our common stock account will be increased by the par value ($.01 per share) of the shares sold, and the remaining portion of the proceeds, if any, will be credited to our capital in excess of the par value.

     Federal Income Tax Consequences. All options under the Plan will be non-qualified stock options for federal income tax purposes. All employees receiving options will not realize taxable income upon the granting of an option under the Plan, nor would we be subject to a deduction upon such grant. However, at the time the option becomes exercisable, the employee will realize compensation income in the amount of the excess of the fair market value of the common stock on the day of exercise over the option exercise price, and we will receive a corresponding deduction. The tax basis of any common stock received will be the fair market value of such shares on the date the option becomes exercisable.

     When the option becomes exercisable, we will be entitled to require that the employee tender to us an amount sufficient to satisfy all federal, state and local withholding taxes relating thereto.

     Should an employee exercise an option by exchanging other shares of our common stock owned by him or her instead of, or in addition to, payment of the option price in cash, or for withholding taxes, no gain or loss will be recognized with respect to the exchange of any such "old stock", and the "new stock" acquired upon exercise of the option will not be subject to tax, as described above, until the shares are sold.

PROPOSED ACTION

     It is proposed that the shareholders approve and ratify the adoption of the Plan. Approval and ratification of the Plan is being requested to comply with the requirements of the Nasdaq Stock Market, the exchange upon which our stock is traded. The Nasdaq Stock Market requires shareholder approval for any company option plan which proposes to grant options on 25,000 or more shares and which is not a "broad based" plan. Because we intend to grant options under the Plan only to management personnel, we believe it is prudent to seek your approval and ratification of the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND RATIFICATION OF THE CDW OFFICER AND MANAGER PLAN.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.


                                    By Order of the Board of Directors,



                                    Michael P. Krasny
                                    Chairman, Chief Executive Officer and
                                    Secretary
Vernon Hills, Illinois
March 26, 1999

                                    EXHIBIT A


                          CDW OFFICER AND MANAGER PLAN



     1. PURPOSE OF THE PLAN

         (a) The purpose of the CDW Officer and Manager Plan (the "Plan") as hereinafter set forth, is to enable CDW Computer Centers, Inc., an Illinois corporation (the "Company"), to attract, retain and reward certain officers and other management personnel by offering them an opportunity to have a greater proprietary interest in and closer identity with the Company and with its financial success and thereby encourage such individuals to remain in the employ or service of the Company or to attract to the Company people of exceptional experience and ability.

         (b) Pursuant to the Plan, awards will be granted as stock options ("Options"). Options granted under the Plan are intended to be non-statutory stock options for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of this Plan and of each Option granted hereunder shall be interpreted in a manner consistent with the Code and with all valid regulations issued thereunder. Proceeds of cash or property received by the Company from the sale of common stock pursuant to Options granted under the Plan will be used for general corporate purposes.

         (c) It is intended that this Plan shall comply in all material respects with the provisions of Rule 16b-3 promulgated under Section 16 of the Exchange Act. Any provision herein which would have the effect of causing the Plan to fail to comply with Rule 16b-3 shall be invalid but shall not render other provisions of the Plan invalid. This document shall constitute a written plan which shall include the means or basis for determining eligibility to participate as it relates to directors, officers, employees and consultants, and the price at which the securities may be offered and the amount of securities to be awarded, or the method by which the foregoing will be determined.

     2. ADMINISTRATION OF THE PLAN

         (a) The Plan shall be operated and administered under the direction of the Compensation and Stock option Committee of the Company (the "Committee"), including the Option grant, Option surrender and Option acceleration provisions.

         (b) The Committee shall administer the Plan with respect to all individuals eligible to receive options under the Plan. Options shall be granted only to purchase common stock of the Company ($.01 par value) ("Shares"). The Committee shall be constituted such that as long as the Company has securities registered under Section 12 of the Exchange Act, the Committee shall be made up of Non-Employee Directors so that the Plan in all applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available. For purposes of this section, the term "Non-Employee
Directors" shall have the meaning ascribed to it in Rule 16b-3, as it may be amended.

         (c) The Committee has been delegated responsibility for the administration of the Plan and shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, or issue such interpretations of, the Plan and any outstanding Option as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any outstanding Option.

     3. ELIGIBILITY

         (a) Options may be granted under this Plan to certain officers and management personnel of the Company (collectively "Employees"). The Committee shall determine, within the limits of the express provisions of the Plan, those Employees to whom, and the time or times at which, Options shall be granted.

         (b) The Committee shall also determine, subject to the terms and conditions hereof, the number of Shares to be subject to each Option, the duration of each Option, the exercise price ("Option Price") under each Option (which may be any exercise price as determined by the Committee), the time or times in which (during the term of the Option) all or portions of each Option may be exercised, and whether cash, Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     4. COMMON STOCK

         (a) Options may be granted for a number of Shares not to exceed, in the aggregate, 200,000 Shares, which number shall be subject to adjustment under
Section 6 hereof. Such Shares may be either authorized but unissued shares or reacquired Shares. If and to the extent that Options granted under the Plan are exercised, the Shares covered by such exercise shall be unavailable for grants of new Options under the Plan.

         (b) In the event that any Option granted under the Plan expires unexercised, or is surrendered by a participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised, prior to the end of the period during which Options may be granted under the Plan, the Shares theretofore subject to such Option, or to the unexercised portion thereof, shall again become available for new Options to be granted under the Plan to any eligible Employee (including the holder of such former Option) at an Option Price determined in accordance with Section 5(a) hereof, which price may then be greater, or less than the Option Price of such former Option.

     5. REQUIRED TERMS AND CONDITIONS OF OPTIONS

     Each Option granted hereunder shall be subject to the following additional terms and conditions:

                  (a) Option Price. The Option Price of each Option to purchase Shares shall be any such price as determined in the discretion of the Committee and shall be payable in full in cash or cash equivalents unless otherwise determined by the Board or the Committee.

                  (b) Maximum Term. All Options issued under the Plan shall be for such period as the Committee shall determine, but for not more than twenty (20) years from the date the Option is first granted.

                  (c) Installment Exercise Limitations. Each Option shall become exercisable in such number of cumulative annual installments as the Committee shall establish.

                  (d) Modification, Extension or Renewal. Except as otherwise provided and subject to the terms and conditions of the Plan and Rule 16b-3, the Committee may (i) modify, extend or renew outstanding Options granted under the Plan and (ii) accept the surrender of Options outstanding and authorize the granting of new Options in substitution thereof.

                  (e) Investment Purpose. If necessary or advisable to comply with applicable federal or state securities laws, any Option granted under the Plan may be granted on the condition that the optionee agree that the Shares purchased thereunder are for investment purposes only and not for resale or distribution and that such Shares shall be disposed of only in accordance with such laws. As a condition to issuance of any Shares purchased upon the exercise of any Option granted pursuant to the Plan, the optionee, his or her executor, administrator, heir or legatee (as the case may be) receiving such Shares may be required to deliver to the Company an instrument, in form and substance satisfactory to the Company and its counsel, implementing such agreement. Any such condition may be eliminated by the Committee if the Committee determines it is no longer necessary or advisable.

                  (f)      Termination of Option.

                   (i) In the event that an Employee shall cease to be employed by the Company for any reason other than death or Disability (as defined below) or for cause (as defined below), the Employee or personal representative shall have the right, subject to the provisions of Section 5(b) and 6 hereof, to exercise his or her Options at any time within three
                           (3) months after such cessation of employment but only as to such number of Shares as to which his or her Options were vested and exercisable at the date of such cessation of employment. The Employee shall forfeit all unvested Options. Notwithstanding the provisions of the preceding sentence:

                           (A) if cessation of employment occurs by reason of the Disability of the Employee (as hereinafter defined), such three (3) month period shall be extended to one (1) year and all Options shall automatically vest immediately;

                           (B) if cessation of employment occurs by reason of death while in the employ of the Company or within three (3) months after cessation of such employment (other than by reason of termination by the Company for cause), his or her estate, personal representative or the person that acquires his or her Options by bequest or inheritance may exercise the Options at any time within one (1) year from the date of death and all Options shall automatically vest immediately; and

                           (C) if employment is terminated at the request of the Company for cause, the Employee's right to exercise his or her Options shall terminate at the time notice of termination of employment is given by the Company to such Employee. For purposes of this provision, cause shall include: (I) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of the interests of the Company; (II) divulging confidential information regarding the Company; (III) interference with the relationship between the Company and any major supplier or customer; or (IV) the performance of any similar action that the Board or the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute cause for termination.

                           The time of cessation of employment and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Board.

                   (ii) "Disability" for purposes of this Agreement shall be defined as follows:

                           (A) If an Employee becomes disabled during the term of this Agreement by reason of illness, accident or any other cause, the Company shall have the right to appoint a physician or physicians to (I) examine the Employee at reasonable intervals from time to time in connection with such disability and (II) deliver to the Company: (1) a certificate ("Initial Certificate") certifying whether or not such disability occurred and, if so, the date on which it commenced ("Onset Date"); and (2) if the condition or disability continues uninterrupted for a one
                                    (1) year period beginning  on the Onset Date
                                    and  ending on the one (1) year  anniversary
                                    thereof, a certificate ("Final Certificate")
                                    certifying that  fact.  The  Employee  shall
                                    cooperate fully with the physician(s) as set
                                    forth in either  the Initial  Certificate or
                                    the  Final  Certificate  or  both  and   the
                                    Employee shall have the right to appoint another physician to examine the Employee and determine the same matters. If the physicians appointed by the Company and by the Employee do not agree, such physicians shall jointly appoint a third physician to examine the Employee and determine the same matters. The determination of the third physician shall be binding on the Company and the Employee; and

                           (B) In determining whether the Employee is disabled for purposes of the Initial Certificate, the standard to be applied by any physician appointed in accordance with this Paragraph shall be, at the Company's election, either of the following: the Employee will be deemed disabled if on the applicable Onset Date (I) he or she is unable to render to the Company services of substantially the kind and nature, and to substantially the extent, being rendered by him or her pursuant to this Agreement during the fiscal quarter next preceding such Onset Date, or (II) his or her medical condition satisfies such other standard of total disability as is to be applied under any policy of insurance, the proceeds of which would be payable to fund a claim or claims of disability with respect to the Employee. If more than one such policy is in effect at the time of such physician's determination, the Company shall designate which policy standard shall apply. The standard used for purposes of the Initial Certificate shall also be used for purposes of the Final Certificate.

                   (iii) The Committee may adopt such additional restrictions and limitations on the exercisability of Options as it deems advisable, including, without limitation, disgorgement provisions in the event an Employee goes to work for a competitor of the Company.

                  (g) Method of Exercise. Options may be exercised by giving ninety (90) days, or such shorter period as the Committee may establish, written notice to the Treasurer (or its designee) of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor, if any. Payment for the Shares, whether in cash, other Shares or other property, shall be made in full at the time that an Option, or any part thereof, is exercised.

                  (h) Withholding of Taxes Due Upon Exercise. An Employee, or upon the Employee's death, his or her estate, personal representative or the person that acquires his or her Option by bequest or inheritance ("Beneficiary"), may satisfy, in whole or in part, the obligation, if any, to pay the Company an amount required to be withheld under the applicable federal, state and local income tax laws in connection with the exercise of an Option under the Plan or if larger, the actual tax which could be incurred in connection with the exercise of an Option under the Plan by either: (A) having the Company withhold from the Shares to be acquired upon the exercise of the Option; or (B) delivering to the Company either previously acquired Shares or Shares acquired upon the exercise of the Option which the Employee or Beneficiary unconditionally obligated himself to deliver to the Company. The Shares withheld or delivered will be valued at their fair market value as of the date the amount of tax to be withheld is determined ("Tax Date"). The fair market value of Shares will be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the values of whole Shares withheld or delivered will be paid in cash or withheld from other compensation paid by the Company.

                  (i) Stockholder Rights. An Option holder shall have no stockholder rights with respect to any Shares covered by the Option until such Option holder has exercised the Option, paid the Option Price and been issued a certificate for the purchased Shares.

     6. ADJUSTMENTS

         (a) The aggregate number of Shares with respect to which Options may be granted hereunder, the number of Shares subject to each outstanding Option, and the Option Price per Share for each such Option, may all be appropriately adjusted, as the Board or the Committee may determine, for any increase or decrease in the number of Shares issued resulting from a subdivision or consolidation of Shares either through reorganization, payment of a Share dividend or other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company; provided, however, that no adjustment in the number of Shares with respect to which Options may be granted under the Plan or in the number of Shares subject to outstanding Options shall be made except in the event, and then only to the extent, that such adjustment, together with all respective prior adjustments which were not made as a result of this provision, involve a net change of more than ten percent (10%) (i) from the number of Shares with respect to which Options may be granted under the Plan, or (ii) with respect to the each outstanding Option, from the respective number of Shares subject thereto on the date of grant thereof.

         (b) Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, any Option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled if he or she actually owned the Shares subject to the Option immediately prior to the time any such transaction became effective; provided, however, that all unexercised Options under the Plan may be canceled by the Company as of the effective date of any such transaction, by giving notice to the holders thereof of its intention to do so and by permitting the exercise, during the thirty (30) day period preceding the effective date of such transaction, of all partly or wholly unexercised Options in full (without regard to installment exercise limitations).

         (c) In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have thirty (30) days prior written notice of such event, during which time he or she shall have a right to exercise his or her partly or wholly unexercised Options (without regard to installment exercise limitations).

         (d) On the basis of information known to the Company, the Committee shall make all determinations under this Section 6, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding.


     7. OPTION AGREEMENTS

         Each Employee receiving an Option shall agree to such terms and conditions in connection with the Option, including restrictions on the disposition of the shares received or to be received, and shall agree to such other terms and conditions, including restrictions on competition with the Company, as the Committee may deem appropriate. Option Agreements need not be identical. The certificates evidencing the Shares awarded under the Plan or acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option Agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares.

     8. LEGAL AND OTHER REQUIREMENTS

         (a) The obligation of the Company to deliver Shares under Options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, Rule 16b-3 under the Exchange Act, if deemed necessary or appropriate by the Committee, of the Shares reserved for issuance upon exercise of Options under the Plan. No adjustment other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered. The Committee may condition any delivery of Shares pursuant to an Option under the Plan upon payment of any consideration the Committee determines to be required in order to ensure compliance with applicable state law. Any payment required under the preceding sentence must be made no later than sixty (60) days after the exercise of the Option. No other consideration shall be required with respect to an award of Shares under the Plan.

         (b) The Company shall comply with the obligations imposed on the Company under the applicable tax withholding laws, if any, with respect to the Options granted hereunder, the Shares transferred upon exercise of such Options, the disposition of any such Shares thereafter and the lapse of any restriction imposed upon any such Shares, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by the Company to an Employee and including making demand on an Employee for the amounts required to be withheld.

     9. NON-TRANSFERABILITY

     During the lifetime of any Employee, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution. The granting of an Option shall impose no obligation upon the Employee to exercise such Option or right.

     10. NO CONTRACT OF EMPLOYMENT

     Neither the adoption of this Plan, nor the grant of any Option shall be deemed to obligate the Company to continue the employment of any participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Employee.

     11. INDEMNIFICATION OF THE COMMITTEE

     In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal thereof), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that within sixty
(60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     12. TERMINATION AND AMENDMENT OF PLAN

     No Option shall be granted under the Plan more than twenty (20) years after the date the Plan was adopted by the Board. The Committee, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, including, without limitation, the ability to (i) (except as provided in Section 6 hereof) change the total number of Shares available for Option under the Plan, (ii) extend the duration of the Plan, (iii) increase the maximum term of Options, (iv) decrease the minimum Option Price or otherwise materially increase the benefits accruing to participants under the Plan, or (v) materially modify the eligibility requirements of the Plan; and provided further that no such action shall materially and adversely affect any outstanding Options.

     13. EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board.

                 APPROVED BY BOARD OF DIRECTORS - April 21, 1998

                                   SIGNATURES

         IN WITNESS WHEREOF, the undersigned have executed this CDW Officer and Manager Bonus Plan as of this 21st day of April, 1998, in Vernon Hills, State of Illinois.


           SIGNATURE                                   TITLE
           ---------                                   -----


     /s/  Michael P. Krasny                 Chairman and Chief Executive
     Michael P. Krasny                      Officer


     /s/ Gregory C. Zeman                   President and Director
     Gregory C. Zeman


     /s/ Daniel B. Kass                     Vice President - Sales
     Daniel B. Kass                                  and Director


     /s/ Michelle L. Collins                Director
     Michelle L. Collins


     /s/ Joseph Levy, Jr.                   Director
     Joseph Levy, Jr.

                                 FIRST AMENDMENT
                                       TO
                          CDW OFFICER AND MANAGER PLAN


     This First Amendment (the "Amendment") to the CDW Officer and Management Plan is made as of this 17th day of March, 1999 with effect from July 23, 1998.

                              W I T N E S S E T H:

     WHEREAS, on April 21, 1998, the Board of Directors of CDW Computer Centers, Inc., an Illinois corporation (the "Company"), adopted the CDW Officer and Manager Plan (the "Plan"), pursuant to which the Company is authorized to grant awards, in the form of stock options ("Options"), to certain officers and other management personnel of the Company designated by the CDW Compensation and Stock Option Committee (the "Committee");

     WHEREAS, on July 23, 1998, the Committee deemed it to be in the best interests of the Company that the Plan be amended as reflected herein; and

     WHEREAS, the Committee is vested with the ability to amend the Plan pursuant to Section 12 thereof.

     NOW, THEREFORE, in accordance with the powers vested in the Committee under the Plan, the Plan shall be amended as follows:

     1. Section 5(f) of the Plan shall be restated in its entirety as follows:

         (f) Termination of Option.

                   (i) In the event that an Employee shall cease to be employed by the Company for any reason other than death, Disability (as defined below), Retirement (as defined below) or for cause (as defined below), the Employee or personal representative shall have the right, subject to the provisions of Section 5(b) and 6 hereof, to exercise his or her Options at any time within three (3) months after such cessation of employment but only as to such number of Shares as to which his or her Options were vested and exercisable at the date of such cessation of employment. The Employee shall forfeit all unvested Options. Notwithstanding the provisions of the preceding sentence:

                           (A) if cessation of employment occurs by reason of the Disability of the Employee (as hereinafter defined), such three (3) month period shall be extended to one (1) year and all Options shall automatically vest immediately;

                           (B) if cessation of employment occurs by reason of death of the Employee while in the employ of the Company or within three (3) months after cessation of such employment (other than by reason of termination by the Company for cause), his or her estate, personal representative or the person that acquires his or her Options by bequest or inheritance may exercise the Options at any time within one (1) year from the date of death and all Options shall automatically vest immediately;

                           (C) if cessation of employment occurs by reason of the Retirement (as hereinafter defined) of the Employee, the Options granted to such Employee shall continue to vest in accordance with their original vesting schedule and Employee shall be entitled to exercise said Options as if the Employee was still employed by the Company; and

                           (D) if employment is terminated at the request of the Company for cause (as hereinafter defined), the Employee's right to exercise his or her Options shall terminate at the time notice of termination of employment is given by the Company to such Employee. For purposes of this provision, cause shall include: (I) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of the interests of the Company; (II) divulging confidential information regarding the Company; (III) interference with the relationship between the Company and any major supplier or customer; or (IV) the performance of any similar action that the Board or the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute cause for termination.

                           The time of cessation of employment and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Board.

                   (ii) "Disability" for purposes of this Plan shall be defined as follows:

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                           (A)      If an Employee becomes disabled  during  the
                                    term of this   Plan by  reason  of  illness,
                                    accident  or any other  cause,  the  Company
                                    shall have the right to appoint a  physician
                                    or physicians to (I) examine the Employee at
                                    reasonable intervals  from  time to  time in
                                    connection  with such  disability  and  (II)
                                    deliver to  the  Company:  (1) a certificate
                                    ("Initial  Certificate")  certifying whether
                                    or not such disability occurred and,  if so,
                                    the date  on  which  it  commenced   ("Onset
                                    Date");   and   (2)   if  the  condition  or
                                    disability continues uninterrupted for a one
                                    (1) year period beginning on the anniversary
                                    thereof, a certificate ("Final Certificate")
                                    certifying that  fact.  The  Employee  shall
                                    cooperate  fully  with the  physician(s)  as
                                    set  forth in either the Initial Certificate
                                    or the Final  Certificate  or  both  and the
                                    Employee shall have  the  right  to  appoint
                                    another  physician  to  examine the Employee
                                    and  determine   the  same  matters.  If the
                                    physicians  appointed by the  Company and by
                                    the Employee do not agree,  such  physicians
                                    shall jointly appoint a third  physician  to
                                    examine the Employee and determine the  same
                                    matters.  The   determination  of the  third
                                    physician shall be binding on the Company and the Employee; and

                           (B) In determining whether the Employee is disabled for purposes of the Initial Certificate, the standard to be applied by any physician appointed in accordance with this Paragraph shall be, at the Company's
                                    election,  either  of  the  following:   the
                                    Employee  will be deemed disabled  if on the
                                    applicable  Onset  Date  (I)  he  or  she is
                                    unable  to render  to the  Company  services
                                    of substantially the kind and nature, and to
                                    substantially the  extent, being rendered by
                                    him or her pursuant to this Plan  during the
                                    fiscal quarter  next  preceding  such  Onset
                                    Date, or (II) his or her  medical  condition
                                    satisfies   such  other  standard  of  total
                                    disability as is to be applied under any policy of insurance, the proceeds of which would be payable to fund a claim or claims of disability with respect to the Employee. If more than one such policy is in effect at the time of such physician's determination, the Company shall designate which policy standard shall apply. The standard used for purposes of the Initial Certificate shall also be used for purposes of the Final Certificate.

                   (iii) "Retirement" for purposes of this Plan shall be defined as the voluntary termination of employment by the Employee at any time after attaining age 62 and provided that said Employee has been continuously employed by the Company for a period of not less than ten (10) years at the time of the Employee's voluntary termination."

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                   (iv)    The Committee may adopt such additional  restrictions
                           and limitations on the exercisability of Options as it deems advisable, including, without limitation, disgorgement provisions in the event an Employee goes to work for a competitor of the Company.

     2. This Amendment shall be incorporated into and made a part of the Plan.

     3. All terms and provisions of the Plan, except as expressly modified herein, shall continue in full force and effect, and the parties hereby confirm each and every one of their obligations under the Plan as amended herein.

     4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the CDW Officer and Manager Plan as of this 17th day of March, 1999, in Vernon Hills, State of Illinois.


            SIGNATURE                                     TITLE
            ---------                                     -----

     /s/ Michelle L. Collins                 Director and Member of Compensation
     Michelle L. Collins                     and Stock Option Committee


     /s/ Joseph Levy, Jr.                    Director and Member of Compensation
     Joseph Levy, Jr.                        and Stock Option Committee



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